                                                                       Exhibit 5

              AUDIO COMMUNICATIONS NEWWORK, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1995

                                                               Adjustments and                           FL SOUND
                                                                Eliminations               AUCM         Per Audited
Assets:                                 Consolidated       Debit           Credit         Per 10K       Statements
Current Assets:
Cash and Cash Equivalents               $ 1,142,042     $ 6,190,000(1)  $  114,793(1)     $590,107      $   226,728
                                                                           226,728(2)
                                                                         5,750,000(2)
Accts Receivable - Net                      879,754                         48,704(2)      519,754          408,704
Inventories                                 719,888                          5,974(2)      359,888          365,974
Prepaid & Other                              33,416                         54,316(2)       33,416           54,316
                                         ----------     -----------      ---------        --------      -----------
Total Current Assets                      2,775,100       6,190,000      6,200,515       1,503,165        1,055,722

Property at Cost                          7,470,216                      2,219,700(2)    6,501,216        3,188,700
Accumulated Depreciation                 (3,142,999)      2,010,028(2)                  (3,142,999)      (2,010,028)
                                         ----------     -----------      ---------       ----------     -----------
Property - Net                            4,327,217       2,010,028      2,219,700       3,358,217        1,178,672

Other Assets:
N/C Notes Receivable                            -0-                          3,237(2)          -0-            3,237
Intangible Assets                         2,906,530          72,400(1)      76,215       1,541,922           76,215
                                                          1,292,208(2)
Goodwill                                  4,536,104       2,768,792(2)                   1,994,040              -0-
Deposits - Other                             13,734                         14,100(2)       13,734           14,100
                                        -----------     -----------      ---------       ---------      -----------
Total - Other Assets                      7,456,368       4,133,400         93,552       3,549,696           93,552
                                        -----------     -----------     ----------      ----------      -----------
        Total Assets                    $14,558,685     $12,333,428     $8,513,767      $8,411,078      $ 2,327,946
                                        ===========     ===========     ==========      ==========      ===========

              AUDIO COMMUNICATIONS NETWORK, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1995

Liabilities and Stockholders'                                Adjustments and                               FL SOUND
Equity:                                                        Eliminations                  AUCM         Per Audited
                                   Consolidated        Debit               Credit           Per 10K       Statements
Current Liabilities:
Current Maturities of
Long Term Debt                      $ 1,205,697     $  822,000(1)     $ 1,104,000(1)     $   923,697      $  669,077
                                                       669,077(2)
Current portion of obligations
  under capital leases                   12,697                                               12,697             -0-
Accounts payable and
  accrued expenses                      506,085         42,393(1)                            548,478         172,687
                                                       172,687(2)
                                    -----------     ----------         -----------        -----------     ----------
Total Current Liabilities             1,724,479      1,706,157           1,104,000         1,484,872         841,764

Long-Term Debt                        9,997,019      3,988,000(1)        9,896,000(1)      4,089,019             -0-

Deferred Compensation                    50,000                                               50,000             -0-

Stockholders' Equity:
Common Stock                            560,955          4,102(2)                            560,955           4,102
Capital Surplus                       5,011,451                                            5,011,451             -0-
Accumulated Earnings (Deficit)       (2,785,219)     1,482,080(2)                         (2,785,219)      1,482,080
                                    -----------     ----------         -----------       -----------      ----------
Total                                 2,787,187      1,486,182                 -0-         2,787,187       1,486,182
                                    -----------     ----------         -----------       -----------      ----------
Total - Liabilities &
  Stockholders' Equity              $14,558,685     $7,180,339         $11,000,000       $ 8,411,078      $2,327,946
                                    ===========     ==========         ===========       ===========      ==========

              AUDIO COMMUNICATIONS NETWORK, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995

                                                     Adjustments and                             FL SOUND
Revenue:                                              Eliminations                 AUCM         Per Audited
                                Consolidated     Debit           Credit           Per 10K       Statements
Total Revenue                   $11,464,410     $               $               $7,621,495      $3,842,915
Cost of Sales                     5,232,517                                      3,061,675       2,170,842
                                -----------     --------        --------        ----------      ----------
Gross Profit                      6,231,893                                      4,559,820       1,672,073
Operating Expenses                2,985,590                      232,676(3)      2,252,295         965,971
                                -----------     --------        --------        ----------      ----------
Operating Income (Loss)           3,246,303                      232,676         2,307,525         706,102

Interest Expense-Outside            984,218      446,106(3)       53,796(3)        538,112          53,796

Other:
(Income)                           (100,463)                                       100,463)
Deductions                           31,579                                         31,579

Total-Other (Net)                   (68,884)                                       (68,884)
                                -----------     --------        --------        ----------      ----------
Income (Loss) Before D & R        2,330,969      446,106         286,472         1,838,297         652,306

Depreciation &
 Amortization                     1,661,404      489,734(3)      281,329(3)      1,171,670         281,329

Income (Loss) Before
 Income Taxes                       669,565      935,840         567,801           666,627         370,977

Provision for Taxes                  57,500                                         57,500
                                -----------     --------        --------        ----------      ----------
Net Income (Loss)               $   612,065     $935,840        $567,801        $  609,127      $  370,977
                                ===========     ========        ========        ==========      ==========
Earnings per share              $      .27                                      $     .27
                                ===========                                     ==========

                         NOTES TO FINANCIAL STATEMENTS

(1) On January 2, 1996 Audio Communications Network, Inc. restructured its loan with SunTrust Bank, Central Florida, N.A. to give Audio the ability to purchase for cash the assets of Florida Sound Engineering Company.

(2) The sale of the assets for $5,750,000 included the MUZAK franchise business and its Pro Sound Division with its accounts receivables, inventory and other equipment at its fair market value and goodwill.

(3) To adjust Florida Sound Engineering's 1995 operations to include additional expense incurred by Audio Communications Network, Inc. and eliminate the former owner's expenses which will not be incurred by the Company.